Rackspace Hosting Reports Fourth Quarter 2012 Results
For the quarter ended December 31, 2012:

•	Net revenue of $353 million grew 25% year-over-year and 5.0% from Q3 2012

•	Adjusted EBITDA(1) of $130 million grew 27% year-over-year and 6.6% from Q3 2012

•	Achieved adjusted EBITDA margin of 36.8%, up from 36.1% year-over-year and 36.2% in Q3 2012

•	Net income of $30 million grew 19% year-over-year and 10.0% from Q3 2012

SAN ANTONIO - February 12, 2013 - Rackspace® Hosting, Inc. (NYSE: RAX), the open cloud company, announced financial results for the quarter ended December 31, 2012.
Net revenue for the fourth quarter of 2012 was $353 million, up 5.0% from the previous quarter and 25% from the fourth quarter of 2011. Net revenue for the fourth quarter of 2012 was positively impacted by currency exchange rates when compared to the fourth quarter of 2011 by $1.8 million and positively impacted when compared to the previous quarter by $1.4 million.
Total server count increased to 90,524, up from 89,051 servers at the end of the previous quarter, and total customers increased to 205,538, up from 197,635 at the end of the previous quarter.
“We are very pleased with the financial results we have delivered in 2012. Even more importantly, we are excited about the growth opportunities that our new set of open cloud products will provide us in the future,” said Karl Pichler, chief financial officer.
Adjusted EBITDA for the quarter was $130 million, a 6.6% increase compared to the third quarter of 2012 and a 27% increase compared to the fourth quarter of 2011. The adjusted EBITDA margin for the quarter was 36.8% compared to 36.2% in the previous quarter and 36.1% for the fourth quarter of 2011.
Consistent with prior periods, adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge relating to data center operating leases. During the fourth quarter of 2012, the non-cash data center lease charge was $2.9 million.
Net income was $30 million for the quarter, up 10.0% from the previous quarter and up 19% from the fourth quarter of 2011. Net income margin for the quarter was 8.5% compared to 8.1% for the previous quarter and 8.8% in the fourth quarter of 2011.
Cash flow from operating activities was $121 million for the fourth quarter of 2012. Capital expenditures were $88 million, including $60 million for purchases of customer gear, $8 million for data center build outs, $2 million for office build outs and $18 million for capitalized software and other projects.
Adjusted free cash flow(1) for the quarter was $39 million. Return on capital(1) improved to 16.9% in the fourth quarter, compared to 16.0% in the prior quarter and 17.2% in the fourth quarter of 2011. Average monthly revenue per server grew for the fourteenth consecutive quarter to $1,310 from $1,287 in the prior quarter and $1,191 in the fourth quarter of 2011.
At the end of the fourth quarter of 2012, cash and cash equivalents were $292 million, and debt including capital lease obligations totaled $125 million.
On a worldwide basis, Rackspace employed 4,852 Rackers as of December 31, 2012, up from 4,596 in the previous quarter.
“During 2012 we made significant investments across the business to bolster our systems, products, and service delivery capabilities. One of the most important projects we completed in 2012 was the launch of our Open Cloud platform,” said Lanham Napier, chief executive officer.

Rackspace Developments and Business Highlights

•
Rackspace was featured at #34 on FORTUNE Magazine's “100 Best Companies to Work For” List. This is Rackspace's fifth time in six years making the list. We were chosen for enhanced pay and leave practices, all while preserving and improving the company's unique culture, even during growth.

•
Rackspace also enhanced its service offerings for its open cloud platform through Managed and Critical Application Services. Critical Application Services allows companies to focus on their core business while Rackspace keeps their vital applications running smoothly. Rackspace's Managed Cloud Services became available for seven new products launched during the year as part of the open cloud platform. It offers customers access to a team that can help them plan, deploy, and run websites or applications on the Rackspace open cloud.

•	Rackspace also improved its SharePoint Services, offering a complete end-to-end SharePoint solution that provides design, development, support and training services.

•
Rackspace announced a strategic agreement with Hortonworks, a leader in Apache Hadoop development, implementation, support, operations and training, to empower customers with an enterprise-ready Hadoop platform that is easy to use in the Cloud. Together, Rackspace and Hortonworks will focus on eliminating the complexities that are required for implementing a Big Data solution. The joint effort will pursue an OpenStack-based Hadoop solution for the public and private cloud, which can easily be deployed in minutes.

•
Rackspace expanded its OpenStack® training offering by launching the industry's first certification program for the open source cloud computing software. Since launching the program for OpenStack in 2011, Rackspace has trained hundreds of students across North America, Europe, Asia, Africa and Australia. Rackspace currently offers a variety of public and private classes in which students learn how to use and operate OpenStack technology both in a public and private cloud environment.

•
Rackspace won the prestigious UK Customer Experience Award for IT & Telecoms. Rackspace was recognized as an outstanding leader among organizations that place customer service at the forefront of their commercial operation, which Rackspace delivers through a service approach we refer to as Fanatical Support®.

Conference Call and Webcast
Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 888-857-6932 from the United States and Canada or dial 719-325-2352 from abroad and reference pass code 9729354. A live webcast and a replay of the conference call will be available on Rackspace's website, located at http://ir.rackspace.com.
About Rackspace Hosting

Rackspace® Hosting (NYSE: RAX) is the open cloud company, delivering open technologies and powering more than 200,000 customers worldwide. Rackspace provides its renowned Fanatical Support® across a portfolio of IT products, including Public Cloud, Private Cloud, Hybrid Hosting and Dedicated Hosting. The company offers choice, flexibility and freedom from vendor lock-in. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company and was featured on Fortune's list of 100 Best Companies to Work For. Rackspace was positioned in the Leaders Quadrant by Gartner Inc. in the “2011 Magic Quadrant for Managed Hosting.” Rackspace is headquartered in San Antonio with offices and data centers around the world. For more information, visit www.rackspace.com.

Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 7, 2012, and in Rackspace Hosting's Form 10-K for the year ended December 31, 2012, expected to be filed by March 1, 2013. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Bryan McGrath	Rachel Romoff
210-312-5230	210-312-3732
ir@rackspace.com	rachel.romoff@rackspace.com

Consolidated Statements of Income

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(In thousands, except per share data)	December 31, 2011	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012
Net revenue	$283,261	$335,985	$352,909	$1,025,064	$1,309,239
Costs and expenses:
Cost of revenue	82,851	94,731	95,456	309,095	367,479
Sales and marketing	33,452	38,924	41,069	126,505	158,108
General and administrative	72,349	93,028	97,847	270,581	361,066
Depreciation and amortization	54,844	63,972	68,914	195,412	249,845
Total costs and expenses	243,496	290,655	303,286	901,593	1,136,498
Income from operations	39,765	45,330	49,623	123,471	172,741
Other income (expense):
Interest expense	(1,304)	(1,253)	(991)	(5,848)	(4,749)
Interest and other income (expense)	(226)	38	245	(1,194)	15
Total other income (expense)	(1,530)	(1,215)	(746)	(7,042)	(4,734)
Income before income taxes	38,235	44,115	48,877	116,429	168,007
Income taxes	13,188	16,918	18,970	40,018	62,589
Net income	$25,047	$27,197	$29,907	$76,411	$105,418

Net income per share
Basic	$0.19	$0.20	$0.22	$0.59	$0.78
Diluted	$0.18	$0.19	$0.21	$0.55	$0.75

Weighted average number of shares outstanding
Basic	131,423	135,946	137,055	129,922	135,279
Diluted	138,912	141,474	142,549	138,064	141,265

Consolidated Balance Sheets

(In thousands)	December 31, 2011	December 31, 2012
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$159,856	$292,061
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,420 as of December 31, 2011 and $4,236 as of December 31, 2012	68,709	92,834
Deferred income taxes	9,841	10,320
Prepaid expenses	22,006	25,195
Other current assets	2,953	4,835
Total current assets	263,365	425,245

Property and equipment, net	627,490	724,985
Goodwill	59,993	68,742
Intangible assets, net	26,034	23,802
Other non-current assets	49,600	52,777
Total assets	$1,026,482	$1,295,551

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$156,004	$175,128
Current portion of deferred revenue	14,835	17,265
Current portion of obligations under capital leases	66,031	61,302
Current portion of debt	879	1,744
Total current liabilities	237,749	255,439

Non-current deferred revenue	3,446	3,695
Non-current obligations under capital leases	72,216	60,335
Non-current debt	—	1,991
Non-current deferred income taxes	68,781	71,081
Non-current deferred rent	23,343	32,293
Other non-current liabilities	21,524	27,070
Total liabilities	427,059	451,904

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	132	138
Additional paid-in capital	383,031	515,188
Accumulated other comprehensive loss	(14,732)	(8,089)
Retained earnings	230,992	336,410
Total stockholders’ equity	599,423	843,647
Total liabilities and stockholders’ equity	$1,026,482	$1,295,551

Consolidated Statements of Cash Flows

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(in thousands)	December 31, 2011	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012
Cash Flows From Operating Activities
Net income	$25,047	$27,197	$29,907	$76,411	$105,418
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	54,844	63,972	68,914	195,412	249,845
Loss on disposal of equipment, net	(110)	597	624	247	1,586
Provision for bad debts and customer credits	1,451	1,426	1,741	5,913	6,300
Deferred income taxes	4,802	1,120	(4,568)	13,991	(775)
Deferred rent	1,200	2,279	2,930	9,471	9,259
Share-based compensation expense	7,585	12,418	11,244	28,773	41,546
Excess tax benefits from share-based compensation arrangements	(8,711)	(5,145)	(11,065)	(20,627)	(46,046)
Changes in certain assets and liabilities
Accounts receivable	(9,442)	(9,789)	(162)	(26,805)	(29,265)
Income taxes receivable	—	—	—	4,397	—
Prepaid expenses and other current assets	7,494	(18,910)	6,127	(2,597)	(4,903)
Accounts payable and accrued expenses	15,626	25,027	15,062	38,886	66,268
Deferred revenue	614	(997)	2,477	(482)	2,185
All other operating activities	888	(190)	(2,443)	1,405	(1,919)
Net cash provided by operating activities	101,288	99,005	120,788	324,395	399,499

Cash Flows From Investing Activities
Purchases of property and equipment	(63,385)	(53,449)	(82,919)	(251,214)	(270,374)
Acquisitions, net of cash acquired	—	(5,233)	—	(952)	(5,945)
All other investing activities	63	3	56	168	98
Net cash used in investing activities	(63,322)	(58,679)	(82,863)	(251,998)	(276,221)

Cash Flows From Financing Activities
Principal payments of capital leases	(16,924)	(17,928)	(22,958)	(65,778)	(75,928)
Principal payments of notes payable	(437)	(1,032)	(51)	(1,913)	(1,962)
Payments for debt issuance costs	—	—	—	(1,114)	—
Payments for deferred acquisition obligations	(2,399)	—	(1,450)	(5,299)	(6,176)
Proceeds from notes payable	—	691	—	—	691
Receipt of Texas Enterprise Fund Grant	—	—	—	—	3,500
Proceeds from employee stock plans	8,505	13,671	9,770	36,287	41,284
Excess tax benefits from share-based compensation arrangements	8,711	5,145	11,065	20,627	46,046
Net cash provided by (used in) financing activities	(2,544)	547	(3,624)	(17,190)	7,455

Effect of exchange rate changes on cash and cash equivalents	(246)	1,330	109	(292)	1,472

Increase in cash and cash equivalents	35,176	42,203	34,410	54,915	132,205
Cash and cash equivalents, beginning of period	124,680	215,448	257,651	104,941	159,856
Cash and cash equivalents, end of period	$159,856	$257,651	$292,061	$159,856	$292,061

Supplemental cash flow information:
Non-cash purchases of property and equipment	$15,970	$31,934	$5,096	$93,680	$67,308

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Growth
Dedicated Cloud, net revenue	$224,808	$236,604	$246,417	$256,559	$265,585
Public Cloud, net revenue	$58,453	$64,751	$72,573	$79,426	$87,324
Net revenue	$283,261	$301,355	$318,990	$335,985	$352,909
Revenue growth (year over year)	31.9%	31.0%	29.0%	27.0%	24.6%

Net upgrades (monthly average)	2.0%	1.5%	1.7%	1.6%	1.2%
Churn (monthly average)	-0.8%	-0.8%	-0.8%	-0.8%	-0.7%
Growth in installed base (monthly average) (2)	1.2%	0.7%	1.0%	0.8%	0.5%

Number of customers at period end (3)	172,510	180,866	190,958	197,635	205,538
Number of employees (Rackers) at period end	4,040	4,335	4,528	4,596	4,852

Number of servers deployed at period end	79,805	82,438	84,978	89,051	90,524
Average monthly revenue per server	$1,191	$1,238	$1,270	$1,287	$1,310

Profitability
Income from operations	$39,765	$37,084	$40,704	$45,330	$49,623
Depreciation and amortization	$54,844	$55,151	$61,808	$63,972	$68,914
Share-based compensation expense
Cost of revenue	$1,047	$1,236	$1,113	$1,282	$1,499
Sales and marketing	$839	$1,114	$1,393	$1,943	$1,647
General and administrative	$5,699	$6,159	$6,869	$9,193	$8,098
Total share-based compensation expense	$7,585	$8,509	$9,375	$12,418	$11,244
Adjusted EBITDA (1)	$102,194	$100,744	$111,887	$121,720	$129,781

Adjusted EBITDA margin	36.1%	33.4%	35.1%	36.2%	36.8%

Operating income margin	14.0%	12.3%	12.8%	13.5%	14.1%

Income from operations	$39,765	$37,084	$40,704	$45,330	$49,623
Effective tax rate	34.5%	35.5%	35.7%	38.3%	38.8%
Net operating profit after tax (NOPAT) (1)	$26,046	$23,919	$26,173	$27,969	$30,369
NOPAT margin	9.2%	7.9%	8.2%	8.3%	8.6%

Capital efficiency and returns
Interest bearing debt	$139,126	$143,978	$149,226	$150,112	$125,372
Stockholders' equity	$599,423	$668,436	$714,819	$781,934	$843,647
Less: Excess cash	$(125,865)	$(150,368)	$(177,169)	$(217,333)	$(249,712)
Capital base	$612,684	$662,046	$686,876	$714,713	$719,307
Average capital base	$607,477	$637,365	$674,461	$700,795	$717,010
Capital turnover (annualized)	1.87	1.89	1.89	1.92	1.97

Return on capital (annualized) (1)	17.2%	15.0%	15.5%	16.0%	16.9%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Capital expenditures
Purchases of property and equipment	$63,385	$64,621	$69,385	$53,449	$82,919
Non-cash purchases of property and equipment	$15,970	$17,695	$12,583	$31,934	$5,096
Total capital expenditures	$79,355	$82,316	$81,968	$85,383	$88,015

Customer gear	$47,376	$52,999	$53,746	$51,026	$60,099
Data center build outs	$6,568	$9,473	$3,285	$5,767	$7,768
Office build outs	$9,915	$4,666	$4,015	$3,413	$2,288
Capitalized software and other projects	$15,496	$15,178	$20,922	$25,177	$17,860
Total capital expenditures	$79,355	$82,316	$81,968	$85,383	$88,015

Infrastructure capacity and utilization
Megawatts under contract at period end	48.1	47.8	58.0	58.0	61.1
Megawatts available for use at period end	30.7	32.2	32.7	33.7	36.9
Megawatts utilized at period end	20.9	21.4	22.7	23.5	24.0
Annualized net revenue per average Megawatt of power utilized	$55,136	$56,994	$57,867	$58,179	$59,437

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)
Customers are counted on an account basis, and therefore a customer with more than one account with us is included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.

Key Metrics - Year to Date
(Unaudited)

	Year Ended December 31,
(Dollar amounts in thousands, except average monthly revenue per server)	2011	2012
Growth
Dedicated Cloud, net revenue	$835,877	$1,005,165
Public Cloud, net revenue	$189,187	$304,074
Net revenue	$1,025,064	$1,309,239
Revenue growth (year over year)	31.3%	27.7%

Net upgrades (monthly average)	1.9%	1.5%
Churn (monthly average)	-0.9%	-0.8%
Growth in installed base (monthly average) (2)	1.0%	0.8%

Number of customers at period end (3)	172,510	205,538
Number of employees (Rackers) at period end	4,040	4,852

Number of servers deployed at period end	79,805	90,524
Average monthly revenue per server	$1,157	$1,278

Profitability
Income from operations	$123,471	$172,741
Depreciation and amortization	$195,412	$249,845
Share-based compensation expense
Cost of revenue	$4,220	$5,130
Sales and marketing	$2,313	$6,097
General and administrative	$22,240	$30,319
Total share-based compensation expense	$28,773	$41,546
Adjusted EBITDA (1)	$347,656	$464,132

Adjusted EBITDA margin	33.9%	35.5%

Operating income margin	12.0%	13.2%

Income from operations	$123,471	$172,741
Effective tax rate	34.4%	37.3%
Net operating profit after tax (NOPAT) (1)	$80,997	$108,309
NOPAT margin	7.9%	8.3%

Capital efficiency and returns
Interest bearing debt	$139,126	$125,372
Stockholders' equity	$599,423	$843,647
Less: Excess cash	$(125,865)	$(249,712)
Capital base	$612,684	$719,307
Average capital base	$552,328	$679,125
Capital turnover	1.86	1.93

Return on capital (1)	14.7%	15.9%

	Year Ended December 31,
(Dollar amounts in thousands, except average monthly revenue per server)	2011	2012
Capital expenditures
Purchases of property and equipment	$251,214	$270,374
Non-cash purchases of property and equipment	$93,680	$67,308
Total capital expenditures	$344,894	$337,682

Customer gear	$196,096	$217,870
Data center build outs	$49,947	$26,293
Office build outs	$35,752	$14,382
Capitalized software and other projects	$63,099	$79,137
Total capital expenditures	$344,894	$337,682

Infrastructure capacity and utilization
Megawatts under contract at period end	48.1	61.1
Megawatts available for use at period end	30.7	36.9
Megawatts utilized at period end	20.9	24.0
Annual net revenue per average Megawatt of power utilized	$54,065	$58,188

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)
Customers are counted on an account basis, and therefore a customer with more than one account with us is included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Net revenue	$283,261	$301,355	$318,990	$335,985	$352,909
Costs and expenses:
Cost of revenue	82,851	87,240	90,052	94,731	95,456
Sales and marketing	33,452	38,502	39,613	38,924	41,069
General and administrative	72,349	83,378	86,813	93,028	97,847
Depreciation and amortization	54,844	55,151	61,808	63,972	68,914
Total costs and expenses	243,496	264,271	278,286	290,655	303,286
Income from operations	39,765	37,084	40,704	45,330	49,623
Other income (expense):
Interest expense	(1,304)	(1,272)	(1,233)	(1,253)	(991)
Interest and other income (expense)	(226)	137	(405)	38	245
Total other income (expense)	(1,530)	(1,135)	(1,638)	(1,215)	(746)
Income before income taxes	38,235	35,949	39,066	44,115	48,877
Income taxes	13,188	12,769	13,932	16,918	18,970
Net income	$25,047	$23,180	$25,134	$27,197	$29,907

	Three Months Ended
(Percent of net revenue)	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	29.2%	28.9%	28.2%	28.2%	27.0%
Sales and marketing	11.8%	12.8%	12.4%	11.6%	11.6%
General and administrative	25.5%	27.7%	27.2%	27.7%	27.7%
Depreciation and amortization	19.4%	18.3%	19.4%	19.0%	19.5%
Total costs and expenses	86.0%	87.7%	87.2%	86.5%	85.9%
Income from operations	14.0%	12.3%	12.8%	13.5%	14.1%
Other income (expense):
Interest expense	(0.5)%	(0.4)%	(0.4)%	(0.4)%	(0.3)%
Interest and other income (expense)	(0.1)%	0.0%	(0.1)%	0.0%	0.1%
Total other income (expense)	(0.5)%	(0.4)%	(0.5)%	(0.4)%	(0.2)%
Income before income taxes	13.5%	11.9%	12.2%	13.1%	13.8%
Income taxes	4.7%	4.2%	4.4%	5.0%	5.4%
Net income	8.8%	7.7%	7.9%	8.1%	8.5%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
(Dollars in thousands)	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Net revenue	$283,261	$301,355	$318,990	$335,985	$352,909

Income from operations	$39,765	$37,084	$40,704	$45,330	$49,623

Net income	$25,047	$23,180	$25,134	$27,197	$29,907
Plus: Income taxes	13,188	12,769	13,932	16,918	18,970
Plus: Total other (income) expense	1,530	1,135	1,638	1,215	746
Plus: Depreciation and amortization	54,844	55,151	61,808	63,972	68,914
Plus: Share-based compensation expense	7,585	8,509	9,375	12,418	11,244
Adjusted EBITDA	$102,194	$100,744	$111,887	$121,720	$129,781

Operating income margin	14.0%	12.3%	12.8%	13.5%	14.1%

Adjusted EBITDA margin	36.1%	33.4%	35.1%	36.2%	36.8%

	Year Ended December 31,
(Dollars in thousands)	2011	2012
Net revenue	$1,025,064	$1,309,239

Income from operations	$123,471	$172,741

Net income	$76,411	$105,418
Plus: Income taxes	40,018	62,589
Plus: Total other (income) expense	7,042	4,734
Plus: Depreciation and amortization	195,412	249,845
Plus: Share-based compensation expense	28,773	41,546
Adjusted EBITDA	$347,656	$464,132

Operating income margin	12.0%	13.2%

Adjusted EBITDA margin	33.9%	35.5%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – Effective tax rate)

Average capital base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenue – other non-current liabilities, deferred income taxes, and deferred rent).

Year-to-date average balances are based on an average calculated using the quarter-end balances at the beginning of the period and all other quarter ending balances included in the period.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Comprehensive Income and the Balance Sheet.  ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Comprehensive Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure. See our ROC reconciliation to return on assets below.

	Three Months Ended
(Dollars in thousands)	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Income from operations	$39,765	$37,084	$40,704	$45,330	$49,623
Effective tax rate	34.5%	35.5%	35.7%	38.3%	38.8%
Net operating profit after tax (NOPAT)	$26,046	$23,919	$26,173	$27,969	$30,369

Net income	$25,047	$23,180	$25,134	$27,197	$29,907

Total assets at period end	$1,026,482	$1,089,393	$1,138,728	$1,241,765	$1,295,551
Less: Excess cash	(125,865)	(150,368)	(177,169)	(217,333)	(249,712)
Less: Accounts payable and accrued expenses	(156,004)	(153,668)	(148,091)	(177,328)	(175,128)
Less: Deferred revenue (current and non-current)	(18,281)	(20,195)	(19,227)	(18,483)	(20,960)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(113,648)	(103,116)	(107,365)	(113,908)	(130,444)
Capital base	$612,684	$662,046	$686,876	$714,713	$719,307

Average total assets	$998,580	$1,057,938	$1,114,061	$1,190,247	$1,268,658
Average capital base	$607,477	$637,365	$674,461	$700,795	$717,010

Return on assets (annualized)	10.0%	8.8%	9.0%	9.1%	9.4%
Return on capital (annualized)	17.2%	15.0%	15.5%	16.0%	16.9%

	Year Ended December 31,
(Dollars in thousands)	2011	2012
Income from operations	$123,471	$172,741
Effective tax rate	34.4%	37.3%
Net operating profit after tax (NOPAT)	$80,997	$108,309

Net income	$76,411	$105,418

Total assets at period end	$1,026,482	$1,295,551
Less: Excess cash	(125,865)	(249,712)
Less: Accounts payable and accrued expenses	(156,004)	(175,128)
Less: Deferred revenue (current and non-current)	(18,281)	(20,960)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(113,648)	(130,444)
Capital base	$612,684	$719,307

Average total assets	$895,545	$1,158,384
Average capital base	$552,328	$679,125

Return on assets (Net income/Average total assets)	8.5%	9.1%
Return on capital (NOPAT/Average capital base)	14.7%	15.9%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

	Three Months Ended	Year Ended
(In thousands)	December 31, 2012	December 31, 2012
Adjusted EBITDA	$129,781	$464,132
Non-cash deferred rent	2,930	9,259
Total capital expenditures	(88,015)	(337,682)
Cash payments for interest, net	(1,283)	(4,809)
Cash payments for income taxes, net	(4,706)	(11,906)
Adjusted free cash flow	$38,707	$118,994

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity. Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. We believe that Net Leverage provides an additional indicator when assessing our liquidity, capital structure and leverage and provides insight into a company's ability to assume more debt if and when required. A negative Net Leverage indicates that our cash and cash equivalents is greater than our total debt as of the balance sheet date. See our Net Leverage calculation below.

	As of
(Dollars in thousands)	December 31, 2012
Obligations under capital leases	$121,637
Debt	3,735
Total debt	$125,372
Less: Cash and cash equivalents	(292,061)
Net debt	$(166,689)
Adjusted EBITDA (trailing twelve months)	$464,132
Net leverage	(0.36)	x